EXHIBIT 5.1

November 5, 2009

Magellan Midstream Partners, L.P.

One Williams Center

Tulsa, Oklahoma 74172

Re:	MAGELLAN MIDSTREAM PARTNERS, L.P. REGISTRATION

STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), respecting the offer and sale by the Partnership from time to time pursuant to Rule 415 under the Securities Act of (i) common units representing limited partner interests in the Partnership (the “Units”) and (ii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities,” and together with the Units, the “Securities”). We have also participated in the preparation of a prospectus (the “Prospectus”) forming part of the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, including the Prospectus, (b) the form of senior indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (c) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, (d) the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, as amended as of the date hereof (the “Partnership Agreement”), (e) the Third Amended and Restated Limited Liability Company Agreement of Magellan GP, LLC, as amended as of the date hereof, and (f) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all

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signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities and, if applicable, any related guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (x) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering and related matters and (b) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be legally issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.

2. With respect to the Debt Securities, when (a) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

A. We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

B. We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

C. This opinion is limited in all respects to the Delaware Revised Uniform Limited Partnership Act, the laws of the State of New York and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Experts” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ Vinson & Elkins L.L.P.

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